Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	May 4, 2021

SYKES ENTERPRISES, INCORPORATED REPORTS

FIRST QUARTER 2021 FINANCIAL RESULTS

--Record first quarter 2021 revenues highlight solid strategic positioning and sustained business momentum from a year-ago period

--First quarter 2021 diluted earnings per share grew 85.3% on a comparable basis

--Record first quarter 2021 cash flow provided by operating activities sustains solid balance sheet for growth reinvestments

--Raising 2021 business outlook

TAMPA, FL – May 4, 2021 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer experience management services, multichannel demand generation and digital transformation, announced today its financial results for the first-quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

•

First quarter 2021 revenues of $457.9 million increased $46.7 million, or 11.4%, from $411.2 million in the comparable quarter last year, driven by solid strategic positioning in the marketplace, a diverse business mix and healthy demand from existing and new program expansions as well as new client wins. In addition, growth in the quarter also reflects the revenue contribution of the acquisition of the Taylor Media Corp., owner of The Penny Hoarder, (“TMC”/“TPH”), which closed at year-end 2020

•

First quarter 2021 comparable revenue growth of 11.4% spanned the healthcare, financial services, technology, and other verticals, more than offsetting the lower demand in the transportation & leisure as well as communications verticals

•

Non-GAAP first quarter 2021 organic constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 9 for reconciliation) increased 5.2% comparably driven largely by the aforementioned factors

•

First quarter 2021 operating income increased 29.3% compared to the same period last year and operating margin increased to 6.9% from 5.9% for the comparable period last year. On a non-GAAP basis (see Exhibit 5 for reconciliation), which excludes the impact of the impairment of right-of-use (“ROU”) assets and other fixed assets related to COVID-19 driven facility exits, acquisition-related intangibles amortization, merger & integration costs, and other costs related to facility exits, first quarter 2021 operating margin was 8.0% versus 7.2% in the same period last year.

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Suite 2800

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

The increase in the comparable operating margins was due to strong overall demand, higher capacity utilization and the cost benefits of COVID-19-related facility rationalization. This was moderated by an approximately 60 basis point impact from a true-up in long-term incentive compensation as well as client ramp costs and information technology (IT) and IT-related investments to reinforce the Company’s infrastructure and agility in the marketplace.  The year-ago operating margin was also moderated by an approximately net 70 basis point impact from COVID-19 related lockdowns, including government-mandated wage payments to unavailable/absent employees without the corresponding revenues, cost of temporary workspace accommodations, employee transportation and facility sanitation costs

•

First quarter 2021 diluted earnings per share were $0.63 versus $0.34 in the same period last year, with the 85.3% comparable increase driven by a combination of factors, including strong operational performance, lower other expenses, contribution from TMC/TPH acquisition, lower effective tax rate and a lower share count

•

On a non-GAAP basis, first quarter 2021 diluted earnings per share were $0.73 versus $0.44, up 65.9% on a comparable basis (see Exhibit 5 for reconciliation), with the increase due to aforementioned factors

•

Consolidated capacity utilization rate increased to 74% in the first quarter 2021 from 73% in the same period last year. Including permanent home agents in the comparable utilization calculation, however, the capacity utilization would have increased further comparably, corresponding with the organic constant currency revenue growth rate of 5.2% on a comparable basis

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 9.2% to $363.7 million, or 79.4% of total revenues, for the first quarter of 2021 compared to $332.9 million, or 81.0% of total revenues, in the same prior year period. On an organic constant currency basis (a non-GAAP measure, see Exhibit 9 for reconciliation), the Americas revenues increased 4.0% comparably, driven by a combination of solid operational positioning, a diverse client mix and healthy demand from new client wins as well as existing and new program expansion across the healthcare, financial services, technology and other verticals, more than offsetting a reduction in demand in transportation & leisure as well as communications verticals.

The Americas income from operations for the first quarter of 2021 increased 25.4% to $44.9 million, with an operating margin of 12.3% versus 10.7% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was 13.1% versus 12.0% in the comparable quarter last year, with the increase due to a combination of factors, including strong overall demand, cost benefits from facility rationalization and increased capacity utilization (including home agents), see Exhibit 6 for reconciliation.

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 20.4% to $94.2 million, an all-time record, representing 20.6% of total revenues, for the first quarter of 2021, compared to $78.2 million, or 19.0% of total revenues, in the same prior year period. On a constant currency basis

(a non-GAAP measure, see Exhibit 9 for reconciliation), EMEA revenues increased 10.0% on a comparable basis driven primarily by growth in the financial services, technology, communications, healthcare and other verticals, more than offsetting a reduction in demand from the transportation & leisure vertical.

The EMEA region’s income from operations for the first quarter of 2021 more than doubled to $6.7 million, with an operating margin of 7.1% versus 4.1% in the comparable quarter last year.  On a non-GAAP basis, the operating margin increased to 8.8% from 5.4% in the year-ago period, with the increase due to strong demand, increased capacity utilization (including home agents) and cost benefits from facility rationalization (see Exhibit 6 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $20.0 million, or 4.4% of revenues in the first quarter of 2021, compared to $14.6 million, or 3.5% of revenues in the prior year period. The $5.4 million comparable increase was split roughly evenly between a true-up of long-term incentive compensation resulting largely from the contribution of the TMC/TPH acquisition and a negative swing in the mark‐to‐market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments. On a non-GAAP basis (see Exhibit 6 for reconciliation), other loss from operations increased to 4.2% of revenues from 3.5% in the year-ago period driven largely by aforementioned reasons.

Other Income (Expense) and Taxes

Total other income (expense), net for the first quarter of 2021 was $(0.6) million compared to $(5.3) million for the same period in the prior year. The reduction was primarily due to a combination of a positive swing in the comparable mark-to-market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments and a reduction in foreign exchange transaction losses resulting from the impact of foreign exchange volatility between the functional currencies in certain jurisdictions and the reporting currency of the Company. Other factors that, to a lesser extent, led to the comparable reduction in total other expenses were lower interest expense resulting from lower average interest rates on lower comparable debt balances.

The Company recorded an effective tax rate of 19.1% in the first quarter of 2021 versus 27.3% in the same period last year and below the estimated 24% provided in the Company’s February 2021 business outlook.  The rate differential is mainly driven by discrete benefits in the current period relating to Philippines tax reform and stock compensation.

On a non-GAAP basis, the first quarter 2021 effective tax rate was 19.7% compared to 26.6% in the same period last year and below the estimated 24% provided in the Company’s February 2021 business outlook (see Exhibit 8 for reconciliation), with the rate differential due to aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at March 31, 2021, remained strong with cash and cash equivalents of $112.8 million, of which approximately 87.2%, or $98.3 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the quarter, the Company generated $40.2 million in cash provided by operating activities, which was up 41.1% from the year-ago period, with the increase driven mostly by strong underlying operating results and the contribution from TMC/TPH acquisition. At March 31, 2021, the Company had $48.0 million in borrowings outstanding, down from $63.0 million at the end of 2020, under its $500.0 million credit agreement.

Business Outlook

•

The Company is increasing its full year 2021 revenue and diluted earnings per share outlook relative to what was initially provided back in February 2021. The increase in the revenue outlook is being driven by a broad base of existing clients across the Company’s vertical markets, while the increase in diluted earnings per share is primarily due to a lower than projected effective tax rate;

•

The Company continues to work with clients in determining the future view of their delivery strategy between home agent and brick and mortar facility driven by COVID-19. As such, the Company will continue to adjust its capacity footprint – similar to actions taken on facility leases in 2020 – as it gets greater clarity around those decisions;

•

The Company’s revenues and earnings per share assumptions for the second quarter and full year 2021 are based on foreign exchange rates as of April 2021. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the second quarter and full year discussed above;

•

The Company anticipates total other interest income (expense), net of approximately $(1.4) million and $(4.8) million for the second quarter of and full year 2021, respectively. In the second quarter, roughly $(1.0) million of the $(1.4) million reflects the previously-discussed impact of the Company’s stake in XSell Technologies, Inc., which is poised to accelerate its growth investments in its business and is accounted for under the equity method. The remainder reflects other expense related to the acquisition of TMC/TPH. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

•	The Company expects its full year 2021 effective tax rate to be lower than previously projected due to discrete benefits relating to Philippines tax reform and stock compensation.

Considering the above factors, the Company anticipates the following financial results for the three months ending June 30, 2021:

•	Revenues in the range of $443.0 million to $448.0 million
•	Effective tax rate of approximately 23.0%; 23.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 39.9 million
•	Diluted earnings per share of approximately $0.46 to $0.50
•	**Non-GAAP diluted earnings per share in the range of $0.56 to $0.60
•	Capital expenditures in the range of $15.0 million to $20.0 million

For the twelve months ending December 31, 2021, the Company anticipates the following financial results:

•	Revenues in the range of $1,843.0 million to $1,858.0 million
•	Effective tax rate of approximately 21.0%; 22.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 40.1 million
•	Diluted earnings per share of approximately $2.67 to $2.77
•	**Non-GAAP diluted earnings per share in the range of $3.02 to $3.12
•	Capital expenditures in the range of $47.0 million to $53.0 million

**See Exhibit 7 for second quarter and full-year 2021 non-GAAP diluted earnings per share and Exhibit 8 for the second quarter and full-year 2021 non-GAAP tax rate reconciliations. The Non-GAAP diluted earnings per share exclude the impact of XSell Technologies, Inc.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, May 5, 2021, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated and consolidated subsidiaries (“SYKES” or the “Company”) is a leading full lifecycle provider of global customer experience management services, multichannel demand generation and digital transformation. SYKES provides differentiated full lifecycle customer experience management solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, technology, communications, transportation & leisure and healthcare industries. The Company’s differentiated full lifecycle services platform effectively engages customers at every touchpoint within the customer journey, including digital media and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized through a suite of digital transformation capabilities under its SYKES Digital Services (“SDS”) group, which spans robotic process automation (“RPA”), self-service, insight analytics and digital learning.  In addition to digital transformation, SYKES also provides artificial intelligence (“AI”) solutions that can be embedded and leveraged across its lifecycle offerings. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). The Company’s Americas and EMEA regions primarily provide customer experience management solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company also provide fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the Company’s acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of digital transformation capabilities that optimizes its differentiated full lifecycle management services platform. The Company’s complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer experience management centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. The Company delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties and us. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer experience management centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer experience management centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in SYKES’ ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer experience management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including the Qelp, Clearlink, WhistleOut, Symphony and Taylor Media Corp. (the owner of The Penny Hoarder) acquisitions and the impairment of any related goodwill, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended March 31,
	2021	2020
Revenues	$457,886	$411,166
Direct salaries and related costs	(299,477)	(266,945)
General and administrative	(109,627)	(103,247)
Depreciation, net	(13,115)	(12,461)
Amortization of intangibles	(2,987)	(4,119)
Impairment of long-lived assets	(1,150)	—
Income from operations	31,530	24,394
Total other income (expense), net	(647)	(5,250)
Income before income taxes	30,883	19,144
Income taxes	(5,905)	(5,226)
Net income	$24,978	$13,918

Net income per common share:
Basic	$0.63	$0.34
Diluted	$0.63	$0.34

Weighted average common shares outstanding:
Basic	39,641	41,132
Diluted	39,956	41,334

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 2

	Three Months Ended March 31,
	2021	2020
Revenues:
Americas	$363,719	$332,926
EMEA	94,167	78,233
Other	—	7
Total	$457,886	$411,166

Operating Income (Loss):
Americas	$44,872	$35,779
EMEA	6,668	3,180
Other	(20,010)	(14,565)
Income from operations	31,530	24,394

Total other income (expense), net	(647)	(5,250)
Income taxes	(5,905)	(5,226)
Net income	$24,978	$13,918

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 3

	March 31, 2021	December 31, 2020
Assets:
Current assets	$567,377	$559,889
Property and equipment, net	115,229	121,084
Operating lease right-of-use assets	145,780	158,866
Goodwill & intangibles, net	530,454	533,384
Other noncurrent assets	62,564	62,582
Total assets	$1,421,404	$1,435,805

Liabilities & Shareholders' Equity:
Current liabilities	$281,763	$295,506
Noncurrent liabilities	223,178	246,645
Shareholders' equity	916,463	893,654
Total liabilities and shareholders' equity	$1,421,404	$1,435,805

	Geographic Mix (% of Total Revenues)
	Q1 2021	Q1 2020
Americas (1)	79%	81%
Europe, Middle East & Africa (EMEA)	21%	19%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q1 2021	Q1 2020
Financial Services	35%	33%
Technology	22%	22%
Communications	18%	20%
Transportation & Leisure	5%	8%
Healthcare	7%	5%
Other	13%	12%
Total	100%	100%

	Seat Capacity
	Q1 2021	Q1 2020
Americas	37,600	40,600
EMEA	7,500	8,000
Total	45,100	48,600

	Capacity Utilization
	Q1 2021	Q1 2020
Americas	74%	74%
EMEA	71%	69%
Total	74%	73%

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 4

	Three Months Ended March 31,
	2021	2020
Cash Flow From Operating Activities:
Net income	$24,978	$13,918
Depreciation	13,127	12,519
Amortization of intangibles	2,987	4,119
Amortization of deferred grants	(240)	(85)
Impairment losses	1,150	—
Changes in assets and liabilities and other	(1,763)	(1,922)
Net cash provided by operating activities	$40,239	$28,549

Capital expenditures	$9,376	$11,818
Cash paid during period for interest	$324	$567
Cash paid during period for income taxes	$5,083	$3,799

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 5

	Three Months Ended March 31,
	2021	2020
GAAP income from operations	$31,530	$24,394
Adjustments:
Long-lived asset impairment	832	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,421	4,539
Merger & integration costs	316	779
Americas restructuring	—	(2)
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	524	—
Other	7	55
Non-GAAP income from operations	$36,630	$29,765

	Three Months Ended March 31,
	2021	2020
GAAP net income	$24,978	$13,918
Adjustments:
Long-lived asset impairment	832	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,421	4,539
Merger & integration costs	316	779
Americas restructuring	—	(2)
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	524	—
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(525)	—
(Earnings) losses from equity method investee	675	—
Other	7	55
Tax effect of the adjustments	(1,213)	(1,286)
Non-GAAP net income	$29,015	$18,003

	Three Months Ended March 31,
	2021	2020
GAAP net income (loss), per diluted share	$0.63	$0.34
Adjustments:
Long-lived asset impairment	0.02	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.08	0.11
Merger & integration costs	0.01	0.02
Americas restructuring	—	—
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0.01	—
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(0.01)	—
(Earnings) losses from equity method investee	0.02	—
Other	—	—
Tax effect of the adjustments	(0.03)	(0.03)
Non-GAAP net income, per diluted share	$0.73	$0.44

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 6

	Americas		EMEA		Other (1)
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2021	2020	2021	2020	2021	2020
GAAP income (loss) from operations	$44,872	$35,779	$6,668	$3,180	$(20,010)	$(14,565)
Adjustments:
Long-lived asset impairment	357	—	475	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2,263	3,459	1,158	1,080	—	—
Merger & integration costs	—	552	—	—	316	227
Americas restructuring	—	—	—	—	—	(2)
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments	—	—	—	—	524	—
Other	7	—	—	—	—	55
Non-GAAP income (loss) from operations	$47,499	$39,790	$8,301	$4,260	$(19,170)	$(14,285)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 7

Business Outlook
Three Months Ended
June 30, 2021
GAAP net income, per diluted share	$0.46 - $0.50
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.09
Merger & integration costs	0.01
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	—
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	—
(Earnings) losses from equity method investee	0.03
Tax effect of the adjustments	(0.03)
Non-GAAP net income, per diluted share	$0.56 - $0.60

Business Outlook
Year Ended
December 31, 2021
GAAP net income, per diluted share	$2.67 - $2.77
Adjustments:
Long-lived asset impairment	0.02
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.33
Merger & integration costs	0.02
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0.01
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(0.01)
(Earnings) losses from equity method investee	0.09
Other	—
Tax effect of the adjustments	(0.11)
Non-GAAP net income, per diluted share	$3.02 - $3.12

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 8

	Three Months Ended March 31,
	2021	2020
GAAP tax rate	19%	27%
Adjustments:
Long-lived asset impairment	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	1%	0%
Merger & integration costs	0%	0%
Americas restructuring	0%	0%
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0%	0%
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	0%	0%
(Earnings) losses from equity method investee	0%	0%
Other	0%	0%
Non-GAAP tax rate	20%	27%

	Business Outlook
	Three Months Ended	Year Ended
	June 30, 2021	December 31, 2021
GAAP tax rate	23%	21%
Adjustments:
Long-lived asset impairment	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	1%
Merger & integration costs	0%	0%
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0%	0%
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	0%	0%
(Earnings) losses from equity method investee	0%	0%
Other	0%	0%
Non-GAAP tax rate	23%	22%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 9

	Three Months Ended March 31, 2021 vs. March 31, 2020 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	9.2%	20.4%	-100.0%	11.4%
Adjustments:
Acquisition	-4.2%	0.0%	0.0%	-3.4%
Foreign currency impact (1)	-1.0%	-10.4%	0.0%	-2.8%
Non-GAAP constant currency organic revenue growth	4.0%	10.0%	-100.0%	5.2%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.